UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2014

PACIFIC OIL COMPANY

(Exact name of registrant as specified in its charter)

Nevada	333-144504	20-4057712
(State or Jurisdiction)	(Commission File Number)	(IRS Employer ID Number)

9500 W. Flamingo Rd. Suite 205, Las Vegas, NV 89147

(Address and telephone number of principal executive office)

Registrant’s telephone number, including area code: (888) 303- 2272

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d - 2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e - 4(c))

ITEM 4.01 Changes in Registrant’s Certifying Accountant

Effective June 4, 2014, Pacific Oil Company (the “Company”) engaged the Arvada, Colorado firm of Cutler & Co., LLC as the Independent Registered Public Accountant to Audit the Company’s financial statements for the remainder of the current fiscal year ending September 30, 2014. The decision to change accountants was approved by the Company’s Board of Directors.

The engagement, effective June 4, 2014, of Cutler & Co., LLC as the new Independent Registered Public Accountant for the Company necessarily results in the termination or dismissal of the principal accountant which audited the Company’s financial statements for the fiscal year ended September 30, 2013, M&K CPAS, PLLC. M&K CPAS, PLLC had made a fee proposal to the Company for the current fiscal year which was greater than the fee proposal of Cutler & Co., LLC for the same work.

During the Company’s two most recent fiscal years ended September 30, 2012 and September 30, 2013, and the subsequent interim period, there were no disagreements between the Company and M&K CPAS, PLLC concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to M&K CPAS, PLLC’s satisfaction would have caused them to make a reference to the subject matter of the disagreements in connection with their reports; there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

M&K CPAS, PLLC’s report dated March 11, 2014 on the Company’s financial statements for the fiscal year ended September 30, 2013 did not contain any adverse opinion or disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

The Company provided M&K CPAS, PLLC with a copy of the foregoing disclosures and requested from M&K CPAS, PLLC a letter addressed to the Commission stating whether M&K CPAS, PLLC agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. M&K CPAS, PLLC’s letter is attached as an exhibit to this report as Exhibit 10.01.

Exhibits

No.	Exhibits
10.01	Letter dated June 4, 2014 to the Securities and Exchange Commission from M&K CPAS, PLLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Oil Company

/s/ Anthony Sarvucci
Anthony Sarvucci
President
June 4, 2014